Exhibit 99.2
FOR IMMEDIATE RELEASE
Jones Apparel Group, Inc.
Investor Contact:
John T. McClain, Chief Financial Officer
Jones Apparel Group
(212) 642-3860
Media Contacts:
Joele Frank and Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
JONES APPAREL GROUP, INC. ANNOUNCES $250 MILLION OFFERING OF SENIOR NOTES
NEW YORK— May 6, 2010 — Jones Apparel Group, Inc. (“Jones”) (NYSE: JNY) today announced its intent to commence an offering of $250 million of Senior Notes due 2018. The offering will be made under an effective shelf registration statement filed with the U.S. Securities and Exchange Commission. The proceeds of the offering will be used for general corporate purposes, including paying the purchase price for the acquisition of Stuart Weitzman Holdings, LLC.
Citi, J.P. Morgan, BofA Merrill Lynch, SunTrust Robinson Humphrey and Wells Fargo Securities, will serve as Joint Book-Running Managers on this transaction. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities. The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the SEC’s website at www.sec.gov or by contacting Citi at the following address: Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220 or by calling the following toll-free number: (800) 831-9146.
About Jones Apparel Group, Inc.
Jones Apparel Group, Inc. (the “Company”) (www.jonesapparel.com) is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through its chain of specialty retail and value-based stores and through its e-commerce web sites. The Company’s nationally recognized brands include Jones New York, Nine West, Anne Klein, Gloria Vanderbilt, Kasper, Robert Rodriguez, Bandolino, Easy Spirit, Evan-Picone, l.e.i., Energie, Enzo Angiolini, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Albert Nipon and Le Suit. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation, women’s footwear under the Dockers® and Dockers® Women brands and infants’, toddlers’ and boys’ footwear (excluding girls’ footwear) under the Dockers® and Dockers® Premium brands, licensed from Levi Strauss & Co., apparel and accessories under the Rachel Roy brand licensed from Rachel Roy IP Company, LLC, and Jessica Simpson jeanswear licensed from VCJS LLC. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Anne Klein New York, Nine West, Gloria Vanderbilt, l.e.i. and Evan-Picone, with select manufacturers of women’s and men’s products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.
Forward-Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company’s expected financial position, business and financing plans are forward-looking statements. The words “believes,” “expects,” “plans,” “intends,” “anticipates” and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including:
•	those associated with the effect of national, regional and international economic conditions;

•	lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;

•	the tightening of the credit markets and the Company’s ability to obtain capital on satisfactory terms;

•	given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;

•	the performance of the Company’s products within the prevailing retail environment;

•	customer acceptance of both new designs and newly-introduced product lines;

•	the Company’s reliance on a few department store groups for large portions of the Company’s business;

•	the Company’s ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;

•	the integration of the organizations and operations of any acquired businesses into the Company’s existing organization and operations;

•	consolidation of the Company’s retail customers;

•	financial difficulties encountered by the Company’s customers;

•	the effects of vigorous competition in the markets in which the Company operates;

•	the Company’s ability to attract and retain qualified executives and other key personnel;

•	the Company’s reliance on independent foreign manufacturers;

•	changes in the costs of raw materials, labor, advertising and transportation;

•	the general inability to obtain higher wholesale prices for the Company’s products that the Company has experienced for many years;

•	the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products but litigation and political activity seeking to re-impose quotas have been initiated;

•	the Company’s ability to successfully implement new operational and financial computer systems; and

•	the Company’s ability to secure and protect trademarks and other intellectual property rights.
A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company’s expectations can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company’s other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.